Exhibit 15.3
[Letterhead of Deloitte Touche Tohmatsu CPA Ltd.]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333-127700 and No. 333-156306) of The9 Limited of our reports dated April 16, 2010, relating to (1) the consolidated financial statements of The9 Limited (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of FASB Accounting Standards Codification 810-10-65, Consolidation — Overall — Transition and Open Effective Date Information” (previously Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”), effective January 1, 2009, and (2) the effectiveness of The9 Limited’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of The9 Limited for the year ended December 31, 2009.
/s/ Deloitte Touche Tohmatsu CPA Ltd.
Shanghai, China
April 16, 2010